LEASE

      THIS  INDENTURE  OF LEASE made by and  between  Henry C.  Swanson  and the
Estate of Leo A. Marquis, (the "Lessor") and Ipswich Savings Bank, a Massachusetts savings bank having its principal office at 23 Market Street, Ipswich, Massachusetts (the "Lessee"),

                           WITNESSETH

      WHEREAS, the Lessee desires to lease from the Lessor the area described as Leased Premises.(hereinafter the "Premises") located in the General Premises as described in Addendum A together with certain rights, privileges, easements and, appurtenances, including certain parking and utility rights on other premises outside the Premises, subject however to certain contingencies as hereinafter set forth:

        NOW, THEREFORE, the-Lessor and, Lessee covenant-and agree as follows:

        1. DEMISED PREMISES: The Lessor hereby leases to the, Lessee the, Premises described in Addendum A consisting of approximately 1,988 square feet.

        2. USE OF COMMON AREAS: The Lessor hereby grants to the Lessee during the term hereof the right to use, at all times, but in common with the Lessor and all those claiming by or through, the Lessor, all the Lessor's parking area, driveways, and sidewalks adjoining the Premises (hereinafter "common areas") for the purpose of ingress and-egress and the parking of-vehicles. Such access and parking rights are limited to the Lessee, its officers, agents, employees, invitees and customers and their vehicles. The Lessor also grants to the Lessee prior to and during the term hereof the right to enter upon and cross and requires and otherwise use the common areas and the Premises as may be reasonably necessary to construct, install, maintain, repair, restore, rebuild, alter or replace its banking equipment and other properties and to remove the same as hereinafter provided. The Lessor also grants to the

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Lessee the right to construct,  install,  maintain, repair or replace across and under the Premises and the common areas lines for utilities including the right to excavate, provided that the Lessee shall restore the surface to its former condition at the sole cost and expense of the Lessee.

        3. PARKING IN FRONT OF PREMISES: The Lessor agrees that if any vehicle or vehicles are parked in spaces located in front of the Premises for a period of one hour-or more and the store manager of Henry's Market is notified of such parking that the Lessor, acting through the store manager, will immediately remove such vehicle or vehicles.

        4.  CONTINGENCIES:  This lease is subject to the Lessee's  within ninety
(90) days from the date of. execution of this lease obtaining all permits, licenses and other authorizations from the appropriate officials, boards or other bodies necessary to allow the Lessee to construct, maintain, and use the Premises for the purpose of establishing a retail branch bank with all the uses permitted to a branch bank including, but not limited to, the purpose of housing one or more Automated Teller Machines and night depository (all for use on a 24 hour per day basis) under Massachusetts General Laws. All to be done in compliance with-the provisions of all applicable zoning by-laws, subdivisions control laws, building and fire codes and all governmental laws, regulations, codes or orders affecting the Premises including approval for the location as a branch facility, and electronic branch facility of the Lessee by the Board of Bank Incorporators pursuant to the provision of Massachusetts General Laws, Chapter 172, Section 11 (all of the same being hereinafter referred to collectively as "Authorizations"). Lessee shall have the right to waive any contingency. If the contingencies of this section are not satisfied within ninety (90) days from the date of execution of this lease then this l ease shall become null and void.

        5. TERM: The term of this lease shall be five (5) years commencing fifteen (15) days after all necessary governmental and regulatory approvals to operate a retail branch bank at the

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Premises  as set forth in Section 4 have been  granted to Lessee and all appeals from such approvals have expired or. have been successfully concluded.

        At the end of five (5) years this lease shall automatically continue for an additional five (5) year period unless the Lessee in the last three (3) months of the fifth year notifies the Lessor in writing that the lease is to expire at the end of the ten years. At the end of the first five (5) year extension this lease shall automatically continue for a second five (5) year period unless the Lessee in the last three (3) months of the fifth year of the first extended term notifies the Lessor in writing that the lease is to expire at the end of the first five year extension. At the end of the second five year extension this lease shall automatically continue for a third additional five
(5) year period unless the Lessee in the last three months of the second extended term notifies the Lessor in writing that the lease is to expire at the end of the second five year extension. At the end of the third five year-extension this lease shall automatically continue for a fourth additional five (5) year period unless the Lessee in the last three months of the third extended term notifies the Lessor in writing that the lease is to expire at the end of the third five year extension. At the. end of the fourth additional five year extension this lease-shall automatically continue for a fifth additional five (5) year period unless the Lessee in the last three months of the fourth extended term notifies the Lessor in writing that the lease is to expire at the end of the fourth five year extension.

        6. RENT: Upon condition of the full, faithful and prompt performance, observance and fulfillment by the Lessor of all the Lessor's covenants, warranties, and representations and other obligations in connection with this lease, the Lessee will pay to the Lessor the following rent:

          Rent for the first five years shall be $3,000.00 per month, $36,000.00 per annum.
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                The Rent as  stated  above  shall  be  adjusted  in the  renewal periods by the percentage increase in the United States Bureau of Labor Statistics Consumer Price Index for all Urban Consumers, Boston, Massachusetts [CPI-U] (the "Index") between the point at which the Index stood a month prior to the Commencement Date of the original term or any extended terms, as applicable, and the point at which the Index stands one month prior to the day as of when such adjustment is being made. If the Bureau of Labor Statistics shall cease publishing the Index, then the Lessor and Lessee may select another price index (reasonably comparable to the Index) published by the Bureau, or if not available, published by a private publisher, and thereafter such other price index shall be the Index hereunder. Provided, however, that such adjustment shall in no event exceed a ten (10%) percent increase on the monthly rent of $3,000.00 or $300.00 per renewal.

        7. TITLE TO IMPROVEMENTS: The Lessee at all times shall be deemed to own all of the right, title and interest in and to all fixtures, equipment and other improvements hereafter placed, installed or erected upon or within the Premises, and the Lessor shall be deemed to have no right, title or interest in any such fixtures, equipment and other improvements and upon the expiration or earlier termination of this lease, as herein provided, the Lessee shall remove its properties from the Premises and restore the Premises to its condition at the commencement of this lease at Lessee's sole cost and expense with the exception of the vault which may be left in place at the option of the Lessee.

        8. MAINTENANCE OF COMMON AREAS: The Lessor shall maintain and repair the common areas in good condition and shall remove all snow, ice, water, debris, and obstructions therefrom and maintain proper lighting therefor so as to keep the same at all times safe and clear and in good condition and repair and usable for their intended purposes, but the Lessor shall have no such responsibility with respect to the Premises.
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        9. UTILITIES AND HEAT: The Lessee shall pay for .all utilities  consumed in connection with the equipment and machinery for the separately serviced use and occupancy of the Premises.

        10. REPAIR AND MAINTENANCE: Lessee shall maintain the Premises, reasonable use and wear and tear and damage by fire or casualty excepted. Lessor shall provide, maintain, repair and replace the building structure, all electrical, mechanical, heating, ventilating and air conditioning equipment, plumbing, soil line, and other installations and facilities reasonably required for comfortable occupancy of the Premises in good order and repair and repair and replace glass or doors that may be damaged or broken all at its own expense.

        11. REPRESENTATIONS AND WARRANTIES OF LESSOR: The Lessor covenants, warrants and represents as -follows:

        A. That the Lessor has good and marketable record title to the Premises and the common -areas free from all encumbrances which might interfere with the exercise or enjoyment by the Lessee of its rights and privileges hereunder, and has full right, power and authority to lease the Premises as herein provided.

        B. That during the term hereof-the Lessor shall not create, permit or suffer any mortgage, lien or encumbrance of any nature which is not subordinate to or which interferes with the exercise and enjoyment. by the Lessee of its rights and privileges hereunder upon the Premises or the common areas.

        C. That no mortgagee or owner of the Premises has or shall acquire any claim or interest in or to the properties and improvements of-the Lessee installed or erected upon or within the Premises.

        12. PARKING: Lessee-agrees that its officers, agents and employees will park their vehicles only on such portions of the common areas as the Lessor from time to time shall designate as "employees' parking areas" which may be outside of but conveniently located with respect to the Premises and the common areas. Lessor
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will do all things necessary and appropriate to insure a continuing and adequate traffic pattern as required for access to and from the Premises.

        13. Cancellation: Lessee shall have the right to terminate this lease at any time upon at least ninety (90) days' advance notice to Lessor in the event that Henry's Market ceases to operate at its present location adjacent to the Premises. Lessee shall also have the right to terminate this lease at any time upon at least one year's advance notice to the Lessor provided -only that the Lessee shall not exercise such right for the sole purpose of relocating its automated remote transaction branch facility to a location within a one (1) mile radius of the Premises. Nothing herein contained shall prohibit the Lessee from so electing to terminate this lease without liability for liquidated damages or otherwise for the purpose of opening a new branch facility within a one (1) mile radius of the Premises if such branch facility shall include any manned function (such as a manned drive-up teller window or conventional manned teller branch facility) notwithstanding its inclusion also of automated banking facilities.

        14. SIGNS: The Lessee may only erect such signs and banners on the Premises as it may deem necessary or appropriate for its purposes and which shall not be prohibited by any applicable zoning by-law, or other law, code, or regulation with respect to the erection and maintaining of signs.

        15. INSURANCE: During the term hereof the Lessee shall at its own expense keep and maintain in force liability insurance in an amount not less than One Hundred Thousand Dollars ($100,000.00) for injury to or death of one -(1) person as a result of one (1) occurrence, not less than. Three Hundred Thousand Dollars ($300,000.00) for injury to or death of more-than one (1) person as a result of one (1) occurrence and not -less than twenty-five Thousand Dollars ($25,000.00) property damage insuring Lessee and Lessor against any liability that it may accrue against them or either of them on account of any accident or happening on the
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premises.  Lessee shall furnish to Lessor certificates of all insurance required under this paragraph upon request.

        16. AMERICANS WITH DISABILITIES ACT COMPLIANCE: Lessor acknowledges its responsibility to make the general premises and the Premises to comply with the requirements of the Americans with Disabilities Act, 42 USC #12101 and the regulations and accessibility guidelines for buildings and facilities issued pursuant thereto.

        17. DAMAGE, DESTRUCTION OR TAKING: If a substantial portion of the Premises or common areas shall be destroyed or damaged by fire or other cause, or taken by action of a public authority, the Lessee may terminate this lease by written notice within sixty (60) days after such fire or other cause.

        18. DEFAULT: If the Lessee defaults in the performance or observance of any of the covenants or conditions herein contained on its part to be performed or observed, the Lessor may give to the Lessee written notice thereof specifying the default, and if such default has not been cured within thirty (30) days of the giving of such notice, or such longer period as is hereinafter provided, the Lessor may give to the Lessee written notice of the termination of this lease, and the Lessee shall then surrender the Premises to the Lessor, and the Lessor may at any time after such termination resume possession of the Premises by any lawful means and, subject to the Lessee's right to remove its building and other improvements, remove the Lessee and other occupants and their effects, by dispossess proceedings or otherwise, without being liable to prosecution or damage therefor. Provided, however, that, if the Lessee shall in good faith contest-whether the Lessee is in default as specified in any written notice specifying default given by the Lessor as herein above provided (other than default in the payment of the rent hereunder) by instituting proceedings at law or in equity in any court of law having jurisdiction over the matter within thirty (30) days of the giving of such notice, the time within which the Lessee shall have to cure such default, if any, shall be extended to the date which is thirty (30) days after a
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final  adjudication  of  such  proceedings  unfavorable  to the  Lessee  and the expiration of any applicable appeal period, or, if any appeal be taken and prosecuted by the Lessee in good faith, thirty (30) days after a final adjudication of the appeal unfavorable to the Lessee.

        19. SHORT FORM: The parties hereto agree that upon request of either party, the other party will execute whatever instruments may be necessary for the recording of a short form or notice of this lease and any amendments thereto or modifications thereof.

        20. NOTICES: All notices hereunder shall be sufficiently given and shall be deemed to be given when mailed by registered or certified mail, postage prepaid, if addressed to the Lessor: _____________________________; if addressed to the Lessee: Ipswich Savings Bank, 23 Market Street, Ipswich, Massachusetts 01938.

        The Lessor and Lessee may, by notice given hereunder, designate any different addresses to which subsequent notices shall be sent.

        21. ADDRESS: Lessor will, upon receipt of a request therefor, assist the Lessee in having a formal address assigned to the Premises.

        22. MISCELLANEOUS: This lease shall be governed by the laws of The Commonwealth of Massachusetts, shall be binding upon and. inure to the benefit of the Lessor and the Lessee and their respective successors and assigns, and may be amended or modified only by a written instrument signed by both parties hereto.

        23. CAPTIONS: The captions or headings in this lease are for convenience only and in no way define, limit or describe the scope or intent of any provision of this lease.
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     Executed in duplicate as a sealed instrument this 4th day of March, 1996.


WITNESS;                               LESSOR:


/s/ James Stump                        /s/ Henry C. Swanson
------------------------------         ------------------------------
                                       Henry C. Swanson

                                       Estate of Leo A. Marquis


/s/ Mary G. Richards              By:   /s/ Charlotte Marquis
------------------------------         ------------------------------


                                       LESSEE:

                                       Ipswich Savings Bank


/s/ William Tinti                  By:  /s/  David L Grey
------------------------------         ------------------------------

                                   ADDENDUM A
                                   ----------

1.   General Premises Owned by Lessor
     --------------------------------

Land and the buildings situated thereon consisting of approximately 51,514 square feet located at 588 Cabot Street, North Beverly, Massachusetts

2.   Leased Premises
     ---------------

1,988 square feet at 588 Cabot Street, North Beverly, Massachusetts as shown on the plan attached hereto and marked "B"

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